UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2009

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-08432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

NOT APPLICABLE

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

JPMorgan Chase Bank, N.A., individually and as lender, previously created a $3,000,000 Demand Promissory Note on September 28, 2007, with the Trust as borrower, for use by the Trustee to pay Trust expenses, under commercial terms and secured by the Trust’s assets.  On December 3, 2007, JPMorgan Chase Bank, N.A., individually and as lender, entered into an Amended and Restated Promissory Note (the “Amended and Restated Note”), with the Trust as borrower, to amend the Demand Promissory Note to provide for, among other provisions, an extension of the stated maturity date of the Loans made pursuant to the Demand Promissory Note and the Amended and Restated Note from December 31, 2007 until the earlier of (1) December 31, 2009, (2) 31 days after the Trust’s receipt of any settlement proceeds, recovery or judgment in connection with the Lawsuit (as defined in the Amended and Restated Note), (3) the final liquidation of the Trust’s assets, (4) except for liens securing the Amended and Restated Note, the Trust granting or permitting to exist any mortgage, pledge or security interest in, or other encumbrance on, its assets without the prior written consent of the lender, or (5) if the settlement agreement and mutual release (the “Settlement Agreement”) in connection with the Lawsuit was not approved by the court.  The Settlement Agreement was not approved by the court.  As the maturity date of this note had been met, the Amended and Restated Note became subject to call and repayment by the lender at any time in accordance with these terms.

On August 25, 2008, the Trustee executed and delivered to JPMorgan Chase Bank, N.A., as lender, a Second Amended and Restated Promissory Note, dated June 25, 2008, in the aggregate principal amount of $4,000,000 and a Second Amendment to Pledge Agreement, also dated as of June 25, 2008.  This Second Amended and Restated Promissory Note increased the principal amount available for borrowing, subject to the terms of such note, from $3 million to $4 million, and amended the definition of “Maturity Date” to delete the test relating to the failure of the court to approve the prior Settlement Agreement.

On January 28, 2009, the Trustee executed and delivered to JPMorgan Chase Bank, N.A., as lender, a Third Amended and Restated Promissory Note, dated as of January 12, 2009, in the aggregate principal amount of $5,000,000.  This Third Amended and Restated Promissory Note increased the principal amount available for borrowing, subject to the terms of such note, from $4 million to $5 million.

On January 28, 2009, the Trust and JPMorgan Chase Bank, N.A. also entered into a Third Amendment to Pledge Agreement, dated as of January 12, 2009, amending the definition of “Collateral” from the Second Amendment to the Pledge Agreement dated June 25, 2008 to include (1) all issued and outstanding general partnership interests by the Trust in the Partnership, together with any cash or property received in exchange or in substitution for such interests (collectively, the “Pledged Assets”), and any distributions received on such Pledged Assets or cash or property received upon any conversion or in exchange for such Pledged Assets; (2) all Additional Collateral (as defined therein) owned by the Trust; (3) all deposit accounts in the name of the Trust; (4) any consideration received or due to the Trust; and (5) all proceeds of any and all of the foregoing.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Third Amended and Restated Promissory Note, which is attached as Exhibit 10.1, and the Third Amendment to Pledge Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, each of which are incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Third Amended and Restated Promissory Note, dated January 12, 2009, by and between Mesa Offshore Trust and JPMorgan Chase Bank, N.A.

Exhibit 10.2	Third Amendment to Pledge Agreement, dated as of January 12, 2009, by and between Mesa Offshore Trust and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA OFFSHORE TRUST

	By:	JPMorgan Chase Bank, N.A.,
as Trustee for Mesa Offshore Trust

Date: January 29, 2009	By:	/s/ MIKE ULRICH
Mike Ulrich
Vice President
The Bank of New York Trust Company, N.A.,
as attorney-in-fact for the Trustee

EXHIBIT INDEX

Exhibit 10.1	Third Amended and Restated Promissory Note, dated January 12, 2009, by and between Mesa Offshore Trust and JPMorgan Chase Bank, N.A.

Exhibit 10.2	Third Amendment to Pledge Agreement, dated as of January 12, 2009, by and between Mesa Offshore Trust and JPMorgan Chase Bank, N.A.